UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 2, 2010

TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2010, Time Warner Entertainment Company, L.P. (“TWE”), a subsidiary of Time Warner Cable Inc. (the “Company”), renewed its employment agreement with Marc Lawrence-Apfelbaum, which extends the term of Mr. Lawrence-Apfelbaum’s employment as Executive Vice President, General Counsel and Secretary of the Company through December 31, 2013 on the same terms as the employment agreement between TWE and Mr. Lawrence-Apfelbaum dated June 1, 2000, as amended (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, the failure by either TWE or Mr. Lawrence-Apfelbaum to extend the term of the Employment Agreement on the same terms and conditions for an additional year would have triggered the payment of severance benefits to Mr. Lawrence-Apfelbaum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

Date:   December 7, 2010